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                                                                    Exhibit 10.1

[Bank of America Logo]                                    Amendment to Documents


                   AMENDMENT NO.2 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 2 (the "Amendment") dated as of May 15, 1997, is between Bank of America National Trust and Savings Association (the "Bank") and Cost Plus, Inc. (the "Borrower").


                                   RECITALS
                                   --------

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of May 7, 1996, as previously amended (the "Agreement").

     B.  The Bank and the Borrower desire to further amend the Agreement.


                                   AGREEMENT
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     1.  Definitions.   Capitalized terms used but not defined in this Amendment
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shall have the meaning given to them in the Agreement.

     2.  Amendments.    The Agreement is hereby amended as follows:
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         2.1  In Paragraph 1.2, the date "June 1, 1999" is substituted for the date "May 31, 1998."

         2.2 In Paragraph 1.6, the number "1.75" is substituted for the number "2.0."

         2.3  Paragraph 7.3 is amended to read in its entirety as follows:

              7.3 TANGIBLE NET WORTH. To maintain tangible net worth equal to at least the amounts indicated for each period specified below:


                Period                          Amount
                ------                          ------

                From the date of this           $65,000,000
                Amendment through
                January 31, 1998

                On February 1, 1998 and         $65,000,000 plus the sum of 90%
                thereafter                      of net income after income taxes
                                                (without subtracting losses)
                                                earned in the fiscal year ending
                                                January 31, 1998

              "Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and the amount (if any) of monies due from officers, directors or shareholders of the Borrower that exceeds Five Hundred Thousand Dollars ($500,000) provided that such monies were used for the purchase of capital stock of the Borrower) plus debt subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

         2.4  Paragraph 7.6 is deleted in its entirety.



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         2.5  A new Subparagraph 7.8(j) is added and shall read in its entirety as follows:

              (j) Additional debts arising from the financing of insurance premiums.

         2.6  Subparagraph 7.9(i) is amended to read in its entirety as follows:

              (i) Liens on insurance policies and the proceeds thereof solely securing debts permitted by subparagraph (j) of the preceding paragraph.

         2.7 The first sentence of Paragraph 7.10 is amended to read in its entirety as follows:

              Not to spend or incur obligations (including the total amount of capital leases of equipment but excluding capital leases of the Borrower's stores and warehouses) for more than Thirteen Million Dollars ($13,000,000) in the fiscal year ending January 31, 1998, and Sixteen Million Dollars ($16,000,000) for the fiscal year ending January 30, 1999, to acquire fixed or capital assets .

         2.8  Paragraph 7.11 is amended to read in its entirety as follows:

              7.11 OUT OF DEBT. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least 30 consecutive days between December 1 of each year and March 31 of the next year. For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

     3.  Effect of Amendment.  Except as provided in this Amendment, all of the
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terms and conditions of the Agreement shall remain in full force and effect.

         This Amendment is executed as of the date stated at the beginning of this Amendment.



BANK OF AMERICA
National Trust and Savings Association          COST PLUS, INC.



                                                /s/ Alan Zimtbaum
---------------------                           -----------------
By:  Florence Gong, Vice President              By:  Alan E. Zimtbaum
                                                     President and
                                                     Chief Financial Officer